April 3, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the Form 8-K of Galaxy Gaming, Inc., dated April 3, 2017, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Piercy Bowler Taylor & Kern

6100 Elton Ave, Suite 1000  l  Las Vegas, NV 89107  l  702-384-1120  l  pbtk.com